UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2019

THE OLB GROUP, INC.

 (Exact name of registrant as specified in its charter)

Delaware	000-52994	13-4188568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Park Avenue, Suite 1700, New York, NY	10166
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 278-0900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The OLB Group, Inc. (the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment to Certificate of Incorporation (as corrected by a Certificate of Correction, the “Certificate of Amendment”) which became effective on November 12, 2019 to (1) effect a one-for-thirty (1:30) reverse stock split (the “Reverse Stock Split”) of the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and (2) indemnify the directors, officers, employees or other agents of the Company (the “Indemnitees”) to the fullest extent permitted by the DGCL (the “Indemnification Provision”). The Reverse Stock Split and Indemnification Provision were approved by the Company’s sole director and majority stockholder on October 4, 2019.

As a result of the Reverse Stock Split, every thirty (30) shares of issued and outstanding Common Stock was automatically combined into one (1) issued and outstanding share of Common Stock, without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Following the Reverse Stock Split, the number of shares of Common Stock outstanding was reduced from 162,350,364 shares to 5,411,896 shares. The shares of Common Stock underlying the Company’s outstanding stock options and warrants have be similarly adjusted along with corresponding adjustments to their exercise prices. The number of authorized shares of Common Stock under the Certificate of Incorporation will remain unchanged at 200,000,000 shares.

The Company’s transfer agent, Transfer Online, is the exchange agent for the Reverse Stock Split and will correspond with stockholders of record regarding the Reverse Stock Split. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split.

The Common Stock has begun trading on a reverse stock split-adjusted basis as of November 12, 2019. The Common Stock will trade for 20 days on a post-split basis under the temporary symbol “OLBGD,” with the “D” added to signify that the reverse stock split has occurred.

As a result of the adoption of the Indemnification Provision, the Company will more fully indemnify the Indemnitee’s to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). In particular, (i) the Company will now advance the payment of expenses (including, without limitation, attorneys’ fees) incurred against any Indemnitee in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such Indemnitee may be entitled to indemnification in advance of a final disposition of any matter and such undertaking may be made without reference to the financial ability of the Indemnitee to remake the payment upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it will ultimately be determined that he is not entitled to be indemnified as authorized by the Certificate of Amendment and (ii) no amendment, termination or repeal of the indemnification provisions in the Company’s Certificate of Incorporation, as amended, or of the relevant provisions of the DGCL or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to receive indemnification.

The forgoing description of the Certificate of Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Amendment and the Certificate of Correction, which are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 8, 2019.

3.2	Certificate of Correction to Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 14, 2019.

99.1	Press Release dated November 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2019

THE OLB GROUP

By:	/s/ Ronny Yakov
Name: Title:	Ronny Yakov Chief Executive Officer

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